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                                                                    EXHIBIT 20.1

                         FNBC Credit Card Master Trust
                     Excess Spread Analysis - August 2001


     --------------------------------------------------------------
     Series                                               1997-1
     Deal Size                                            $300 MM
     Expected Maturity                                   08/15/02
     --------------------------------------------------------------

     Yield                                                  19.00%
     Less Coupon                                             6.07%
          Servicing Fee                                      1.50%
          Gross Credit Losses                                4.31%
     Excess Spread:
          August-01                                          7.12%
          July-01                                            6.33%
          June-01                                            4.86%
     Three month Average Excess Spread                       6.11%

     Delinquencies:
          30 to 59 Days                                      1.24%
          60 to 89 Days                                      0.80%
          90 + Days                                          1.26%
          Total                                              3.30%

     Payment  Rate:                                         13.90%